Exhibit 8.3

AUTHORISED AND REGULATED BY THE SOLICITORS REGULATION AUTHORITY

SRA NO. 223597

21 TUDOR STREET • LONDON EC4Y 0DJ • DX 67 LONDON/CHANCERY

TELEPHONE: 020.7039.5959 • FACSIMILE: 020.7039.5999

6 November 2018

STERIS Ireland Limited

70 Sir John Rogerson’s Quay

Dublin 2

Ireland

Ladies and Gentlemen:

We have acted as UK tax counsel for STERIS Ireland Limited (“STERIS Ireland”), a private limited company organized under the laws of Ireland in connection with the proposed scheme of arrangement to be effected by STERIS plc, a public limited company incorporated under the laws of England and Wales (“STERIS UK”), under which STERIS Ireland will issue ordinary shares to the holders of ordinary shares of STERIS UK and become the owner of the entire issued share capital of STERIS UK. The scheme is described in the Registration Statement on Form S-4 of the Company, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”) on November 6, 2018 (as the same may be amended from time to time, the “Registration Statement”).

We express no opinion on any law other than the tax law of the United Kingdom as it stands at the date of this opinion. This opinion shall be governed by and construed in accordance with English law.

Based on the facts and assumptions, and subject to the limitations set forth in the Registration Statement, it is our opinion that the statements contained under the captions “Certain United Kingdom Tax Considerations,” in each case to the extent they describe UK tax laws or legal conclusions with respect thereto, are accurate summaries of the matters described therein in all material respects and such statements constitute our opinion.

We hereby consent to the filing of this opinion as Exhibit 8.3 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the proxy statement/prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

Jones Day

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